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                                                                      EXHIBIT 10



April 3, 2000

PERSONAL AND CONFIDENTIAL

Mr. William R. McManaman
{Address intentionally omitted}

Dear Bill:

     This letter is to confirm our recent conversation and serve as a binding agreement between you and Dean Foods Company (the "Company") concerning the termination of your employment as of April 1, 2000.

     The Company is required by law to provide the following benefits to you:

     1. Compensation for accrued and unused vacation time through March 31, 2000, payable in a lump sum, less legal deductions, on April 25, 2000.

     2.   Any benefits due you under any qualified retirement plan.

     3. Information concerning and continuation of health coverage as required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). This information will be sent to you is a separate letter.

     4. Any ISO stock options which mature as of March 31, 2000, must be exercised within ninety (90) days of that date. All NQSO's will be vested as of March 31, 2000 and must be exercised within 24 months or by March 31, 2002.

     In addition and in consideration of the execution of this release and severance agreement, the Company will provide the following special benefits (the "Special Benefits"):

     1. Separation pay of $340,000.00 payable in monthly installments of $28,333.33, less legal deductions, through March 31, 2001, and a final installment of $340,000 on April 1, 2001.

     2. You will remain eligible for the Company's annual incentive bonus for Fiscal Year 2000 calculated in accordance with existing formula, reflecting a personal performance rating of 100%. Said bonus will be payable in late July of 2000.

     3. Company health and dental insurance benefits at employee contribution rates until March 31, 2002, or the date on which you commence other employment, whichever is earliest.

     4. Use of Company leased car currently used by you in accordance with Company policy until March 31, 2001.



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     5.   Financial consulting services of $6000.00 to be provided to you until
          March 31, 2001.

     6. Dean designated company outplacement service provided to you or a lump sum payment of $50,000.00, less legal deductions.

     7. Qualified and Supplemental Plan retirement benefits will be calculated through March 31, 2002.

     8.   Country Club dues payable through March 31, 2001.

     9. Life insurance premium to be paid through September 1, 2002, in the annual amount of $19,940.00, made payable to Northwestern Mutual Life.

     10. You will continue to be covered under Dean's current Executive Risk Insurance Program, as a past officer, for losses not idemnifiable by Dean and for which you become legally obligated to pay on account of any claim first made against you, individually or otherwise, for a wrongful act committed, attempted, or allegedly committed or attempted by you before or during the policy period. This coverage will continue in effect for five (5) years through March 31, 2005.

     In consideration of the Special Benefits set forth above, you promise to waive and to release the Company and its parent, subsidiaries, divisions or affiliated companies (collectively the "Dean Companies") from liability for all rights and claims, whether or not they are presently known to exist, that you have against the Dean Companies relating in any way to your employment or separation from employment. For the purposes of this waiver and release, the Dean companies should be understood to also include all present and former directors, shareholders, employees and agents of the Dean Companies. It also means successors and assigns of the Dean Companies.

     In further consideration of the Special Benefits set forth above, you agree that you will not, during the Noncompetition Period (as hereinafter defined), for two (2) years from March 31, 2000, directly or indirectly, be employed by, enter into a consulting relationship with, render advice to or participate in or be connected in any manner with the operation, ownership, management or control of: (i) Parmalat SpA, Suiza Foods Corporation, Dairy Farmers of America or any affiliate, successor in interest or assigns thereof, (ii) any other entity deriving more than five percent of its revenues from the manufacture, sale or distribution of fluid milk products or (iii) any corporation, partnership, group or other entity attempting or contemplating the direct or indirect acquisition of more than five percent of the outstanding common stock or assets of Dean Foods Company. The foregoing agreement not to compete applies irrespective of whether or not consideration for your services is received.

     The rights and claims which you waive and release in this Agreement, include, to every extent allowed by law, those arising under the Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871 and 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and the Age Discrimination in Employment Act of 1967, as amended by the Older Worker's Benefit Protection Act of 1990. This is not a complete list, and you waive and release all similar rights and claims under all other federal, state and local



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discrimination provisions and all other statutory and common law causes of action, including but not limited to breach of express or implied contract, relating in any way to your employment and your separation from employment.

     You agree that you shall not undertake or make any disparaging conduct or derogatory statements concerning the Dean Companies. Further, the terms and the amounts of the Special Benefits shall remain confidential and shall not be disclosed by you to anyone other than your spouse and attorney, provided they agree to nondisclosure

     You further agree that you will not at any time divulge, furnish or make accessible to anyone, or use for your benefit or the benefit of any other person, firm, corporation or other entity, any trade secret, knowledge or other information with respect to the confidential or secret processes, plans, devices or materials of the Company or any of the Dean Companies.

     You also agree that, in the event that you fail to comply with any of the foregoing agreements, your right to receive any further payment of the Special Benefits described above, shall be forfeited and, in addition to any and all other remedies which may be available to the Company at law or in equity for such noncompliance by you, the Company shall have the right to enforce such agreements by action for injunctive relief and specific performance to the extent permitted by law.

     In order to accept this agreement and receive the Special Benefits, you must return a signed copy of this letter to me within twenty-one (21) days after the date of your receipt of this letter. You can also revoke this agreement within seven (7) days after you sign it. You are advised to contact an attorney prior to executing this agreement. If you have not revoked this agreement after the seven-day period expires, the Company will provide you with the Special Benefits described above. Benefits which are required by law will be provided whether or not you execute this agreement.

     Please acknowledge that you received this agreement on April 11, 2000, and that you have read and understand the agreement and accept and agree to it, by signing a copy hereof in the space provided below.

                                Very truly yours,

                                Dean Foods Company

                                By: /S/RICHARD E. BAILEY
                                    --------------------
                                Its:  President and Chief Operating Officer
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I received this Agreement on 4/3/00.
                             ------

                                Signature: /S/WILLIAM R. MCMANAMAN
                                           -------------------------------
                                           William R. McManaman
                                Date: 4/6/00
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I have read and understand the Agreement and accept and agree to it.


                                           Signature: /S/WILLIAM R. MCMANAMAN
                                                      -------------------------
                                                       William R. McManaman
                                Date: 4/6/00
                                      ------

(Employee's full name and address)

William R. McManaman
{Address intentionally omitted}







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